Exhibit 99.1

Invitae Reports Double-Digit Sequential Volume and Revenue Growth

in Third Quarter 2017

-- Momentum in base business complemented by strategic expansion into family health genetics --
-- Hosting conference call today at 4:30 pm ET / 1:30 pm PT --

SAN FRANCISCO, November 6, 2017 – Invitae Corporation (NYSE: NVTA), one of the fastest growing genetic information companies, today announced financial and operating results for the quarter ended September 30, 2017, including continued business momentum, double-digit sequential volume and revenue growth, and a strengthened financial position.

Third Quarter 2017 Operational Highlights

●	Strategic expansion into reproductive health creates comprehensive platform offering genetic information through every stage of life:
○	Acquired Good Start Genetics adding best-in-class carrier and NGS preimplantation screening to leading IVF centers.
○

Entered into a definitive agreement to acquire CombiMatrix (NASDAQ: CBMX), specializing in prenatal diagnosis, miscarriage analysis and pediatric developmental disorders, expected to close in November 2017.

●	Robust volume growth in base business, increasing momentum and rapid integration drive strong fundamentals on consolidated basis:
○	Accessioned more than 40,000 samples.
○	Achieved positive gross profit of nearly $5.0 million total.
○	Reduced COGS per sample accessioned to approximately $330.
●	Significantly strengthened balance sheet to support strategic growth opportunities, accelerate integration and fund company to anticipated breakeven by year-end 2018:
○	Raised $73.5 million in gross proceeds from a private placement.
○	Led by existing investors with significant participation from multiple new investors.

“Our results this quarter demonstrate strong growth in our base business in the increasingly competitive field of adult inherited genetics, even as we undertook two significant acquisitions to propel us into family health genetics. We believe we are on track to deliver our annual volume and revenue guidance, which is expected to be double our volume from the prior year,” said Sean George, chief executive officer of Invitae. “As we work to better serve the needs of clinicians and their patients with high-quality, affordable testing through all stages of life, we are well positioned to successfully launch a fully integrated platform in 2018 that leverages the reproductive health portfolio from Good Start Genetics, as well as the anticipated addition of products from CombiMatrix. Our comprehensive platform will help us drive genetic information ever-further into mainstream medical practice.”

Third Quarter 2017 Financial Results

On August 4, 2017, Invitae completed its previously announced acquisition of Good Start Genetics. Invitae’s consolidated operating results below for the three months ended September  30, 2017 include the results of Good Start Genetics beginning on the acquisition date. References to "base Invitae business" operating results and business measurements refer to Invitae third quarter 2017 results excluding any contribution from Good Start Genetics.

●	Generated total consolidated GAAP revenue of $18.1 million, up 189% year over year.
○

Consolidated revenue for the quarter excludes approximately $0.9 million in revenue generated by Good Start Genetics for tests accessioned prior to the close of the acquisition on August 4, 2017, which will not be recognized as revenue by Invitae.

○

Base Invitae business generated revenue of $16.0 million in the third quarter of 2017, a 12% increase over the second quarter of 2017 GAAP revenue of $14.3 million and a 154% increase over the third quarter of 2016 GAAP revenue of $6.3 million.

●	Accessioned more than 40,000 samples on a consolidated basis.
○	Base Invitae business accessioned more than 34,400 samples in the third quarter of 2017, representing a 13% increase over the second quarter of 2017 and a 122% increase over the third quarter of 2016.
●	Achieved positive gross profit of nearly $5.0 million total on a consolidated basis.
○	Base Invitae business achieved positive gross profit of nearly $4.7 million in the third quarter of 2017 compared to a negative gross profit of $1.0 million in the comparable period in 2016.
●	Reduced cost of goods sold (COGS) per sample accessioned from approximately $450 in the third quarter of 2016 to approximately $330 in the third quarter of 2017.
○	Base Invitae business also achieved COGS per sample accessioned of approximately $330.

Total operating expenses for the third quarter of 2017, excluding cost of goods sold, were $35.9 million compared to $23.9 million in the third quarter of 2016. For the third quarter of 2017, Invitae reported a net loss of $27.4 million, or a $0.57 loss per share, compared to a net loss of $25.0 million in the third quarter of 2016, or a $0.77 loss per share.

Cash used in operating activities in the nine months ended September 30, 2017 was $66.7 million, compared to $59.3 million in the same period in 2016. At September 30, 2017, cash, cash equivalents, restricted cash and marketable securities totaled $106.5 million.

Strategic Advancements

●	Made significant progress integrating newly acquired Good Start Genetics, combining day-to-day operations, systems and policies.
○	Integration of operations proceeding on schedule with full-integration of personnel completed within 10 weeks of acquisition.
○	Former Good Start Genetics sales reps who call on fertility clinics are able to "cross sell" select CombiMatrix testing services as of September 27, 2017.
○	Transfer of lab operations to our San Francisco headquarters anticipated by mid-2018.
●

Completed integration of CancerGene Connect technology into Invitae platform making one of the most efficient, end-to-end platforms available for collecting and managing genetic family histories more broadly available to clinicians.

Scientific Presence

●

Published a detailed and transparent approach for classifying variants at scale in Genetics in Medicine. Sherloc, a comprehensive analytic framework, refines existing genetic variant classification guidelines, resulting in more than 100 refinements to the 2015 American College of Medical Genetics (ACMG)-Association of Molecular Pathologists (AMP) guidelines to ensure confident and consistent variant classifications with the goal of increasing consistency in classification industry-wide.

●

Presented over 36 posters and 10 platform presentations at a variety of scientific conferences, including at the Southeastern Regional Genetics Group (SERGG) Annual Meeting, at the National Society of Genetic Counselors (NSGC) 36th Annual Conference, at the 2017 Child Neurology Society (CNS) Annual Meeting, at the American Society of Human Genetics (ASHG) Annual Meeting, at the 2017 Collaborative Group of the Americas on Inherited Colorectal Cancer (CGA) Annual Meeting, and at the American Society for Reproductive Medicine (ASRM) 2017 Scientific Congress and Expo. Data highlighted include:

○

Utility of proactive genetic testing: Retrospective analysis of 120 patients tested with a genetic screening panel for healthy adults found pathogenic or likely pathogenic results in 18 percent of patients, predominantly in genes associated with an elevated risk for cancer or cardiovascular disease, underscoring utility of proactive genetic screening in healthy adults.

○

Unique sequencing plus copy number variant (CNV) approach increases neurology diagnosis rates: Studies in both neuromuscular disorders and childhood epilepsy each demonstrated Invitae’s unique approach to genetic sequencing plus CNV detection performed together using expert-curated panels offers better diagnosis rates over sequencing alone.

○

Improving preimplantation screening through next generation sequencing: Validation of Good Start Genetics’ novel NGS-based preimplantation genetic screening technology to comprehensively identify the most frequent chromosomal causes of miscarriage, which are missed by most other PGS tests.

○

New technique to increase embryos available for transfer: Analysis demonstrating that 97% of repeat PGS embryo biopsies yield actionable results and can dramatically increase the number of embryos identified as suitable for transfer.

Webinar and Conference Call Details

Management will host a webinar and conference call today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. The dial-in numbers for the conference call are (844) 579-6824 for domestic callers and (763) 488-9145 for international callers, and the reservation number for both is 99386744.

The live webinar and conference call may be accessed by visiting the investors section of the company's website at ir.invitae.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae

Invitae Corporation (NYSE: NVTA) is one of the fastest growing genetic information companies in the United States. Invitae Corporation's mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit our website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's increasing momentum in its base business; the timing and/or completion of the proposed acquisition of CombiMatrix; that the company’s strengthened balance sheet will support strategic growth opportunities, accelerate integration and fund the company to anticipated breakeven by year-end 2018; the company’s expectations that it will meet annual test volume and revenue guidance, and that annual volume will be double from the prior year; the expected benefits of the company's products and services; the expected benefits of the company’s comprehensive platform, including that it will deliver better services and pricing and that it will help drive genetic information into mainstream medical practice; the expected benefits of completed and proposed acquisitions; and that the company is well positioned to launch a fully integrated platform in 2018. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company's history of losses; the ability to consummate the proposed CombiMatrix acquisition and unanticipated difficulties or expenditures relating thereto; risks associated with the company's limited experience with respect to acquisitions; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the company's ability to develop and commercialize new tests and expand into new markets; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company's inability to raise additional capital on acceptable terms; risks associated with the company's ability to use rapidly changing genetic data to interpret test results accurately, consistently, and quickly; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Invitae Corporation

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(unaudited)
Revenue:
Test revenue	$17,310	$6,259	$40,597	$15,747
Other revenue	838	17	2,225	$65
Total revenue	18,148	6,276	42,822	15,812
Costs and operating expenses:
Cost of test revenue	13,274	7,242	33,093	19,705
Research and development	11,502	11,482	32,864	32,855
Selling and marketing	13,246	6,803	37,338	20,689
General and administrative	11,102	5,655	25,915	17,794
Total costs and operating expenses	49,124	31,182	129,210	91,043
Loss from operations	(30,976)	(24,906)	(86,388)	(75,231)
Other income (expense), net	(56)	50	(596)	122
Interest expense	(1,128)	(115)	(2,517)	(299)
Net loss before taxes	(32,160)	(24,971)	(89,501)	(75,408)
Income tax benefit	(4,758)	—	(6,614)	—
Net loss	$(27,402)	$(24,971)	$(82,887)	$(75,408)
Net loss per share, basic and diluted	$(0.57)	$(0.77)	$(1.86)	$(2.35)
Shares used in computing net loss per share, basic and diluted	48,221,896	32,315,038	44,639,416	32,145,806

Invitae Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,858	$66,825
Marketable securities	43,049	25,798
Accounts receivable	6,142	1,153
Prepaid expenses and other current assets	7,898	8,024
Total current assets	90,947	101,800
Property and equipment, net	29,308	23,793
Restricted cash	5,405	4,697
Marketable securities, non-current	24,229	—
Intangible assets, net	20,100	—
Goodwill	42,843	—
Other assets	406	361
Total assets	$213,238	$130,651
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,683	$3,352
Accrued liabilities	22,267	6,711
Capital lease obligation, current portion	1,851	1,309
Debt, current portion	-	3,381
Total current liabilities	34,801	14,753
Capital lease obligation, net of current portion	2,420	266
Debt, net of current portion	39,030	8,721
Other long-term liabilities	11,593	7,837
Total liabilities	87,844	31,577
Stockholders’ equity:
Common stock	5	4
Accumulated other comprehensive loss	(57)	—
Additional paid-in capital	483,551	374,288
Accumulated deficit	(358,105)	(275,218)
Total stockholders’ equity	125,394	99,074
Total liabilities and stockholders’ equity	$213,238	$130,651

The condensed, consolidated balance sheet at December 31, 2016 has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Source: Invitae Corporation

Contact:

Kate McNeil

ir@invitae.com
347-204-4226

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